                                  FORM 8-A/A

                      SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.  20549


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               AMENDMENT NO. 1


                               ULTRA PAC, INC.
                   --------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             MINNESOTA                                          41-1581031
             ---------                                          ----------


(STATE OF INCORPORATION OR ORGANIZATION)                     (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)



21925 INDUSTRIAL BOULEVARD, ROGERS, MINNESOTA                        55374
--------------------------------------------------------------------------------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


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
IF THIS FORM RELATES TO THE REGISTRATION     IF THIS FORM RELATES TO THE REGISTRATION OF A
OF A CLASS OF DEBT SECURITIES AND IS         CLASS OF DEBT SECURITIES AND IS TO BECOME
EFFECTIVE UPON FILING PURSUANT TO            EFFECTIVE SIMULTANEOUSLY WITH THE
GENERAL INSTRUCTION A(c)(1) PLEASE           EFFECTIVENESS OF A CONCURRENT REGISTRATION
CHECK THE FOLLOWING BOX. [ ]                 STATEMENT UNDER THE SECURITIES ACT OF 1933
                                             PURSUANT TO GENERAL INSTRUCTION A(c)(2)
                                             PLEASE CHECK THE FOLLOWING BOX. [ ]
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      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                     NONE


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                       PREFERRED STOCK PURCHASE RIGHTS

Item 1.  Description of Registrant's Securities to be Registered.

     Item 1 is amended to add the following:

     As publicly announced on March 23, 1997, Ultra Pac, Inc. (the "Company") has entered into an Agreement and Plan of Merger (the "Merger Agreement") with IPC, Inc., a Delaware corporation ("IPC") and Package Acquisition, Inc., a Minnesota corporation and a wholly-owned subsidiary of IPC ("Acquisition"). In connection with the Merger Agreement, the Company executed Amendment No. 1 ("Amendment No. 1") to the Rights Agreement dated as of February 27, 1998 (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A.

     Amendment No. 1 amends Sections 1(a), 3(a), 11, and 13 of the Rights Agreement to provide that the announcement, commencement or consummation of the Offer (as defined in the Merger Agreement) or the execution of the Merger Agreement or the consummation of the transactions contemplated thereby (including, without limitation, the Offer and the Merger (as defined in the Merger Agreement)), will not (i) cause IPC, Acquisition or any of their respective Affiliates or Associates to become an "Acquiring Person" (as defined in the Rights Agreement), (ii) give rise to a "Distribution Date" (as defined in the Rights Agreement) or (iii) trigger certain other events specified in the Rights Agreement.

     In addition, Amendment No. 1 amends Section 7(a) to provide that the Rights (as defined in the Rights Agreement) are exercisable at or prior to the earliest of (i) the close of business on February 27, 2008, (ii) immediately prior to the effective time of the Merger, (iii) the time at which the Rights are redeemed as provided in Section 23 of the Rights Agreement or (iv) the time at which the Rights are exchanged as provided in Section 24 of the Rights Agreement.

     The Rights Agreement is filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated February 27, 1998. Amendment No. 1 is attached as
Exhibit 2 to this Form 8-A/A. The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by the reference to such exhibits which are hereby incorporated herein by reference in their entirety.


Item 2.Exhibits.

Exhibit
Number     Description of Document

1 Rights Agreement dated as of February 27, 1998 between Ultra Pac, Inc. and Norwest Bank Minnesota, N.A., which includes as Exhibit A the Form of Certificate of Designation, Preferences and Rights, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as that term is defined in the Rights Agreement). (Incorporated by reference to the Company's Registration Statement on Form 8-A dated February 27, 1998).


                                     -2-
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2    Amendment No. 1 to Rights Agreement dated as of March 23, 1998 between
     Ultra Pac, Inc. and Norwest Bank Minnesota, N.A.































                                     -3-
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                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   ULTRA PAC, INC.
                                   (Registrant)



Dated:  March 26, 1998             By: /s/ CALVIN KRUPA
                                       ----------------------------------------
                                       Calvin Krupa
                                       President and Chief Executive Officer

                              Index to Exhibits



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
Exhibit No.  Exhibit                                                             Page No. *
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
1            Rights Agreement dated as of February 27, 1998 between
             Ultra Pac, Inc. and Norwest Bank Minnesota, N.A.,
             which includes as Exhibit A the Form of Certificate of
             Designation, Preferences and Rights, as Exhibit B the
             Form of Rights Certificate and as Exhibit C the Summary
             of Rights to Purchase Preferred Stock. Pursuant to the
             Rights Agreement, Rights Certificates will not be mailed
             until after the Distribution Date (as that term is defined in the Rights Agreement). (Incorporated by reference to the
             Company's Registration Statement on Form 8-A dated
             February 27, 1998).

2            Amendment No. 1 to Rights Agreement dated as of
             March 23, 1998 between Ultra Pac, Inc. and Norwest
             Bank Minnesota, N.A.
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* Only on manually signed copy.